Exhibit 99.1

HALOZYME REPORTS SECOND QUARTER 2021 RESULTS

– Raising 2021 Revenue Guidance to $425-$445 Million from $375-$395 Million, GAAP Earnings Per Share Guidance to $1.55-$1.70 from $1.25-$1.40 and Non-GAAP Earnings per Share Guidance to $1.85-$2.00 from $1.55-$1.70–

– Second Quarter Revenue of $136.5 million with GAAP Diluted Earnings per Share of $0.62 and Non-GAAP Diluted Earnings per Share of $0.66 –

– Record Quarterly Royalties in the Second Quarter of $45.8 million Representing 189% Growth over Second Quarter 2020 –

SAN DIEGO, August 9, 2021 - Halozyme Therapeutics, Inc. (NASDAQ: HALO) today reported financial results for the second quarter ended June 30, 2021 and provided an update on its recent corporate activities and outlook.

“Our excellent start to 2021 continued in the second quarter with strong quarterly growth resulting in record quarterly revenues from royalties and the signing of our eleventh collaboration and license agreement,” said Dr. Helen Torley, president and chief executive officer. “Our recently announced collaboration with ViiV Healthcare demonstrates the potential for our ENHANZE® technology to meet evolving patients’ needs by creating long-acting drugs that facilitate rapid, large volume subcutaneous injections of small molecule drugs. This collaboration also highlights the potential for ENHANZE® in new disease areas like infectious disease. As a result of this new collaboration and our strong results to date, we are pleased to share that we are raising our guidance for revenues and earnings for the year.”

Recent Partner Highlights:
•In July 2021, Janssen received U.S. Food and Drug Administration (FDA) approval for DARZALEX FASPRO® (daratumumab and hyaluronidase - fijh) in combination with pomalidomide and dexamethasone for patients with multiple myeloma after first or subsequent relapse, marking the sixth indication for DARZALEX FASPRO® in the treatment of multiple myeloma.

•In June 2021, Halozyme announced a global collaboration and license agreement with ViiV Healthcare, the global specialist HIV company majority owned by GlaxoSmithKline plc. This license gives ViiV exclusive access to Halozyme’s ENHANZE® technology for four specific small and large molecule targets for the treatment and prevention of HIV. Under the terms of the agreement, Halozyme received an upfront payment of $40 million and ViiV is obligated to make potential future payments of up to $175 million in development and commercial milestones per target, subject to achievement of specified development and commercial milestones, including certain specified sales milestones. Halozyme will also be entitled to receive mid-single digit royalties on sales of commercialized medicines using the ENHANZE® technology.

•In June 2021, Janssen was granted two marketing authorizations by the European Commission (EC) for DARZALEX® (daratumumab) SC in two new indications in the European Union. The first authorization was for use in combination with cyclophosphamide, bortezomib and dexamethasone (D-VCd) in newly diagnosed adult patients with systemic light chain (AL) amyloidosis marking the first approved therapy for AL amyloidosis in Europe. The second authorization was for use in combination with pomalidomide and dexamethasone (D-Pd) in adult patients with relapsed or refractory multiple myeloma.

•In June 2021, Bristol Myers Squibb enrolled the first patient in a Phase 3 study of nivolumab using ENHANZE® technology for patients with advanced or metastatic clear cell renal cell carcinoma.
Recent Corporate Highlights:
•During the second quarter, the Company repurchased approximately 1.0 million shares of common stock for $48.8 million at an average price per share of $47.05, achieving its target for share repurchases in 2021 with a total of $125 million at an average price per share of $44.43.

Second Quarter Financial Highlights

•Revenue for the second quarter was $136.5 million compared to $55.2 million for the second quarter of 2020. The year-over-year increase was primarily driven by $60.0 million in milestone revenues, including $40 million from ViiV and $20 million from Janssen that was earned upon achievement of a commercial milestone related to subcutaneous DARZALEX®, an increase in royalty revenue primarily attributable to subcutaneous DARZALEX® and an increase in product sales. Revenue for the quarter included $45.8 million in royalties, an increase of 189% compared to $15.8 million in the prior year period.

•Cost of product sales for the second quarter was $23.0 million, compared to $5.7 million for the second quarter of 2020. The year-over-year increase was primarily driven by higher product sales, principally the sales of bulk rHuPH20 to the Company’s partners.

•Research and development expenses for the second quarter were $8.1 million, compared to $9.0 million for the second quarter of 2020. The decrease in expenses was due to the discontinuation of some development related activities for PEGPH20 and closure of the Company’s oncology operations, partially offset by an increase in costs to support additional ENHANZE® targets.

•Selling, general and administrative expenses for the second quarter were $12.3 million, compared to $11.0 million for the second quarter of 2020. The increase was primarily due to an increase in compensation expense, including stock compensation, for personnel to support additional ENHANZE® targets entering clinical development.

•Operating Income: On a GAAP basis in the second quarter of 2021, operating income was $93.0 million, compared to an operating income of $29.6 million in the second quarter of 2020.

•Net Income: On a GAAP basis in the second quarter of 2021, net income was $91.5 million, compared with net income of $25.8 million in the second quarter of 2020. Non-GAAP net income was $97.8 million in the second quarter of 2021, compared with Non-GAAP net income of $33.6 million in the second quarter of 2020.1

•Earnings per Share: On a GAAP basis in the second quarter of 2021, diluted earnings per share was $0.62, compared with $0.19 in the second quarter of 2020. On a Non-GAAP basis diluted earnings per share was $0.66, compared with diluted earnings per share of $0.24 in the second quarter of 2020.1

•Cash, cash equivalents and marketable securities were $755.3 million on June 30, 2021, compared to $368.0 million on December 31, 2020.

•During the second quarter, the Company repurchased 1.0 million shares of common stock for $48.8 million at an average price of $47.05, bringing the total for share repurchases since the announcement of the Company’s three-year share repurchase program to $475.0 million at an average price of $23.27.

Financial Outlook for 2021

Based on the recent signing of a new collaboration and license agreement and strong year-to-date results as well as the latest information from collaboration partners and planned expenditures for the year, the Company is raising guidance for 2021 and now expects:

•Revenues of $425 million to $445 million, representing year-over-year growth of 59%-66%, and up from prior guidance of $375 to $395 million;

•GAAP Operating Income of $260 million to $280 million, representing year-over-year growth of 80%-94%;

•GAAP Net Income of $235 million to $255 million, representing year-over-year growth of 82%-98% and Non-GAAP Net Income of $280 million to $300 million, representing year-over-year growth of 75%-87%;1

•GAAP Diluted Earnings per Share of $1.55 to $1.70, representing year-over-year growth of 70%-86%, up from prior guidance of $1.25 to $1.40; and

•Non-GAAP Diluted Earnings per Share of $1.85 to $2.00, representing year-over-year growth of 65%-78%, up from prior guidance of $1.55 to $1.70.1

Webcast and Conference Call

Halozyme will webcast its Quarterly Update Conference Call for the second quarter of 2021 today, Monday, August 9, 2021 at 4:30 p.m. ET/1:30 p.m. PT. Dr. Torley will lead the call, which will be webcast live through the "Investors" section of Halozyme's corporate website and a replay will be available following the close of the call. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/5694076. After registering, you will receive an email confirmation that includes dial in details and unique conference call codes for entry. Registration is open through the live call. However, to ensure you are connected for the full call, please register a day in advance or at minimum 10 minutes before the start of the call.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients' lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme’s commercially-validated solution has touched more than 500,000 patient lives via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, Janssen, AbbVie, Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics and Viiv Healthcare. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company’s partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain Non-GAAP financial measures. The Company reports Non-GAAP net income and Non-GAAP diluted earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP net income and Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, and debt extinguishment expense. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company evaluates other items of income and expense on an individual basis and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of Halozyme’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These Non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Halozyme considers these Non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s expected future financial performance (including the Company's financial outlook for 2021) and expectations for future growth, profitability, revenue, operating income, cash flow, expenses and earnings-per-share and the Company’s plans to continue its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible activity, benefits and attributes of ENHANZE®, the possible method of action of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of larger volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company's ENHANZE® business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, the size and growth prospects of our partners' drug franchises, potential new ENHANZE® collaborations and collaborative targets and regulatory review and potential approvals of new ENHANZE® products. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company's share repurchase program, unexpected results or delays in the growth of the Company’s ENHANZE® business, or in the development, regulatory review or commercialization of ENHANZE® products, including any potential delays caused by the current COVID-19 global pandemic, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.

Contact:
Al Kildani
Vice President, Investor Relations and Corporate Communications
858-704-8122
ir@halozyme.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end of this press release.

Halozyme Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Royalties	$45,778	$15,846	$82,701	$32,668
Product sales, net	30,360	6,337	52,126	14,484
Revenues under collaborative agreements	60,317	33,038	90,650	33,423
Total revenues	136,455	55,221	225,477	80,575
Operating expenses:
Cost of product sales	23,018	5,740	41,237	11,527
Research and development	8,069	8,951	17,078	19,109
Selling, general and administrative	12,321	10,975	23,380	23,607
Total operating expenses	43,408	25,666	81,695	54,243
Operating income (loss)	93,047	29,555	143,782	26,332
Other income (expense):
Investment and other income, net	221	1,324	497	3,803
Inducement expense related to convertible note	—	—	(20,960)	—
Interest expense	(1,752)	(5,004)	(3,717)	(10,352)
Net income (loss) before income taxes	91,516	25,875	119,602	19,783
Income tax expense	58	58	249	69
Net income (loss)	$91,458	$25,817	$119,353	$19,714

Net income (loss) per share:
Basic	$0.64	$0.19	$0.85	$0.14
Diluted	$0.62	$0.19	$0.81	$0.14

Shares used in computing net income (loss) per share:
Basic	142,487	135,935	140,201	136,572
Diluted	147,624	138,084	148,096	138,837

Halozyme Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$446,966	$147,703
Marketable securities, available-for-sale	308,343	220,310
Accounts receivable, net and other contract assets	153,196	97,730
Inventories	58,554	60,747
Prepaid expenses and other assets	32,691	28,274
Total current assets	999,750	554,764
Property and equipment, net	10,132	10,593
Prepaid expenses and other assets	15,481	14,067
Restricted cash	500	500
Total assets	$1,025,863	$579,924

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,563	$1,928
Accrued expenses	19,274	20,483
Deferred revenue, current portion	1,247	1,746
Current portion of long-term debt, net	89,167	397,228
Total current liabilities	114,251	421,385

Deferred revenue, net of current portion	4,026	4,026
Long-term debt, net	785,571	—
Other long-term liabilities	2,267	3,466

Stockholders’ equity:
Common stock	142	135
Additional paid-in capital	461,897	625,483
Accumulated other comprehensive income (loss)	(24)	22
Accumulated deficit	(342,267)	(474,593)
Total stockholders’ equity	119,748	151,047
Total liabilities and stockholders’ equity	$1,025,863	$579,924

Halozyme Therapeutics, Inc.

GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2021	2020
GAAP Net Income	$91,458	$25,817
Adjustments:
Share-based compensation	5,372	4,257
Amortization of debt discount	965	3,510
Income tax effect of above adjustments (1)	(4)	(17)
Non-GAAP Net Income	$97,791	$33,567

GAAP Diluted EPS	$0.62	$0.19
Adjustments:
Share-based compensation	0.04	0.03
Amortization of debt discount	0.01	0.03
Non-GAAP Diluted EPS	$0.66	$0.24

GAAP & Non-GAAP Diluted Shares	147,624	138,084
(1) Estimated income tax effect of the Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration of any valuation allowance.
Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS 2021 Guidance
(Unaudited)
(In millions, except per share amounts)

	2021	2020
GAAP Net Income	$ 235 - 255	$129.1
Adjustments:
Inducement expense related to convertible note	21 - 21	—
Share-based compensation	20 - 21	17.2
Amortization of debt discount	4 - 4	14.1
Non-GAAP Net Income	$ 280 -300	$160.4

GAAP Diluted EPS	$ 1.55 - 1.70	$0.91
Adjustments:
Inducement expense related to convertible note	0.14 - 0.14	—
Share-based compensation	0.14 - 0.14	0.12
Amortization of debt discount	0.02 - 0.02	0.10
Non-GAAP Diluted EPS	$ 1.85 - 2.00	$1.12

GAAP & Non-GAAP Diluted Shares	148 - 149	141.5
Dollar amounts and percentages, as presented, are rounded. Consequently totals may not add up.